UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

January 8, 2015

Date of Report (date of earliest event reported)

Fuse Medical, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-10093	59-1224913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4770 Bryant Irvin Court, Suite 300, Fort Worth, TX 76107

(Address of principal executive offices) (Zip Code)

(817) 439-7025

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On January 8, 2015, Fuse Medical, Inc. (the “Company”) entered into a Distribution and Supply Agreement (the “Agreement”) with BioDlogics, LLC (“BioD”), pursuant to which the Company was appointed as a non-exclusive distributor of certain products of BioD and granted the right to promote and sell such products in the United States.

The term of the Agreement is from January 8, 2015, through December 31, 2016, unless earlier terminated in accordance with the Agreement. The Agreement sets forth a quota for the purchase of the products by the Company from BioD for the first year of the Agreement, which the Company agreed to use its best efforts to meet or exceed.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement. The Company plans to file the Agreement as an exhibit to its next periodic report and plans to seek confidential treatment of certain terms in the Agreement at such time.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Fuse Medical, Inc. (Registrant)

Date: January 13, 2015	By:	/s/ D. Alan Meeker
	Name:	D. Alan Meeker
	Title:	Chief Executive Officer